                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

[FAIRCHILD SEMICONDUCTOR LETTERHEAD]

March 31, 2000

Fellow stockholder:

On behalf of your board of directors, I am pleased to invite you to attend the 2000 annual meeting of stockholders of Fairchild Semiconductor International, Inc., our first meeting of stockholders as a public company.

The notice of annual meeting, proxy statement and proxy card accompanying this letter describe the business to be conducted at the meeting, including the election of directors. In addition to me, the board of directors has nominated Joseph R. Martin, Richard M. Cashin, Jr., Paul C. Schorr IV, Ronald W. Shelly and William N. Stout for re-election to the board. Stockholders are also being asked to approve three other proposals, including an amendment to our corporate charter to increase the number of shares the company is authorized to issue, the adoption of the Employee Stock Purchase Plan and the adoption of the 2000 Executive Stock Option Plan.

It is important that your shares be represented and voted at the annual meeting. Even if you are planning to attend the meeting in person, please fill in, sign, date and mail the proxy card in the enclosed, postage-paid envelope as soon as possible to ensure your votes are represented. The proxy is revocable and will not affect your right to vote at the meeting if you do attend.

We look forward to seeing you at the meeting.

Yours very truly,

Kirk P. Pond
Chairman, President and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

TIME..........................   9:30 a.m., Tuesday, May 16, 2000

PLACE.........................   Fairchild Semiconductor International, Inc.
                                 82 Running Hill Road
                                 South Portland, Maine

ITEMS OF BUSINESS.............   1. Elect directors.

                                 2. Approve an amendment to the company's
                                    Restated Certificate of Incorporation
                                    authorizing the issuance of additional
                                    shares of common stock.

                                 3. Approve the Fairchild Semiconductor
                                    International, Inc. Employee Stock Purchase
                                    Plan.

                                 4. Approve the Fairchild Semiconductor
                                    International, Inc. 2000 Executive Stock
                                    Option Plan.

                                 5. Attend to such other business as may
                                    properly come before the meeting or any
                                    postponement or adjournment of the meeting.

RECORD DATE...................   Stockholders of our Class A Common Stock of
                                 record as of the close of business on March 20, 2000 are entitled to receive this notice and to vote at the meeting.

HOW TO VOTE...................   You can attend the meeting in person or you can
                                 fill in, sign, date and mail the proxy card included with this notice and attached proxy statement.

IMPORTANT.....................   WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT,
                                 PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE IN
                                 ORDER TO AVOID ADDITIONAL SOLICITING EXPENSE TO
                                 THE COMPANY. THE PROXY IS REVOCABLE AND WILL
                                 NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE
                                 EVENT YOU FIND IT CONVENIENT TO ATTEND THE
                                 MEETING.

                                          By order of the board of directors,

                                          Daniel E. Boxer
                                          Executive Vice President,
                                          General Counsel and Secretary

82 Running Hill Road
South Portland, ME 04106

March 31, 2000

                                PROXY STATEMENT

                               TABLE OF CONTENTS

GENERAL INFORMATION.........................................    1
  Revocability of Proxy.....................................    1
  Voting at the Annual Meeting..............................    1
PROPOSALS TO BE VOTED ON AT THE MEETING.....................    2
     1. Election of Directors...............................    2
     2. Proposal to amend the company's Restated Certificate
        of Incorporation to increase the number of shares
        that the company is authorized to issue.............    4
     3. Proposal to approve the Fairchild Semiconductor
        International, Inc. Employee Stock Purchase Plan....    5
     4. Proposal to approve the Fairchild Semiconductor
        International, Inc. 2000 Executive Stock Option
        Plan................................................    7
     5. Other business......................................   10
NOTE ON FISCAL YEAR TERMINOLOGY.............................   10
BOARD MEETINGS AND COMMITTEES...............................   10
DIRECTOR COMPENSATION.......................................   11
EXECUTIVE COMPENSATION......................................   11
  Summary Compensation Table................................   11
  Options Granted in Last Fiscal Year.......................   12
  Option Values at End of Last Fiscal Year..................   12
  Report of the Compensation Committee......................   12
  Employment Agreements and Benefit Plans...................   15
STOCK OWNERSHIP BY 5% STOCKHOLDERS, DIRECTORS AND CERTAIN
  EXECUTIVE OFFICERS........................................   18
STOCKHOLDER RETURN PERFORMANCE..............................   20
INDEPENDENT PUBLIC AUDITORS.................................   20
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934...................................................   20
2001 STOCKHOLDER PROPOSALS..................................   21
APPENDIX A -- FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
  EMPLOYEE STOCK PURCHASE PLAN..............................  A-1
APPENDIX B -- FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
  2000 EXECUTIVE STOCK OPTION PLAN..........................  B-1

[FAIRCHILD SEMICONDUCTOR LETTERHEAD]

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000

                                PROXY STATEMENT

GENERAL INFORMATION

     This proxy statement and the enclosed proxy card are being sent to you on behalf of the board of directors of Fairchild Semiconductor International, Inc. in connection with its solicitation of proxies for use at the annual meeting of stockholders of the company, to be held on May 16, 2000, and at any adjournments of the meeting. Fairchild Semiconductor International's annual report to stockholders, including financial statements, accompanies this proxy statement but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy card and this proxy statement are being mailed to stockholders on or about March 31, 2000.

     Proxies are solicited by the board of directors in order to provide each stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented by the proxy card will be voted by the proxy holders named on the proxy card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the proxy card. If the proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the board of directors.

     The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and proxy card will be borne by the company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the company, without additional compensation, in person or by telephone or other electronic means. In addition, the company has retained Corporate Investor Communications, Inc. to assist in the distribution of proxy materials and the solicitation of proxies, for a fee of $7,000 plus out-of-pocket expenses and additional fees for follow-up contacts to non-objecting stockholders. Fairchild Semiconductor International will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the company's Class A Common Stock.

REVOCABILITY OF PROXY

     Executing and returning the enclosed proxy card will not affect your right to attend the annual meeting and vote in person. If you do attend, you may, if you wish, vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the secretary of the company any instrument revoking it, or by filing with the company a duly executed proxy bearing a later date.

VOTING AT THE ANNUAL MEETING

     Who May Vote. Only holders of shares of Fairchild Semiconductor International Class A Common Stock of record at the close of business on March 20, 2000 are entitled to receive notice of, and to vote at, the annual meeting.
At that date there were          shares of Class A Common Stock outstanding. The
holders of a majority of the shares of Class A Common Stock entitled to vote must be present in person or by proxy at the annual meeting to constitute a quorum for the purpose of transacting business at the meeting.

     Voting Rights of Stockholders. In the election of directors, stockholders have cumulative voting rights. Accordingly, each stockholder is entitled to as many votes as equals the number of shares of Class A Common Stock held by that stockholder on the record date multiplied by the number of directors to be elected. Each stockholder may cast all of his or her votes for a single candidate or may distribute them among two or more candidates as he or she sees fit. The enclosed proxy grants discretionary authority for the exercise of such cumulative voting rights. In all matters other than the election of directors, stockholders are entitled to one vote for each share of Class A Common Stock held.

     Votes Required to Approve Proposals. In the election of directors, the candidates who receive the most votes will be elected to the available positions on the board. Each other proposal in this proxy statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the meeting. If you return a signed proxy card or attend the meeting, but choose in either case to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of that proposal. Since proposals (other than the election of directors) pass only if they receive favorable votes from a majority of votes present at the meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you vote against the proposal. In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the meeting with regard to that proposal. Broker non-votes occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners sufficiently in advance of the annual meeting. In this event, the nominees may vote those shares only on proposals deemed routine by the New York Stock Exchange, such as the election of directors. On non-routine proposals, nominees cannot vote and there is a so-called broker non-vote on that proposal. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not have an impact on their election.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

1. ELECTION OF DIRECTORS.

     Kirk P. Pond, Joseph R. Martin, Richard M. Cashin, Jr., Paul C. Schorr IV, Ronald W. Shelly and William N. Stout, each of whom is currently serving as a director and whose term is scheduled to expire at the 2000 annual meeting, have been nominated for re-election for one-year terms or until their successors have been qualified and elected. The board of directors currently has seven positions. The remaining position on the board of directors is currently vacant. Although the board of directors is in the process of identifying a candidate to fill the vacancy, a suitable candidate has yet to be identified and, accordingly, the position on the board will remain vacant until filled in accordance with our certificate of incorporation, our bylaws and applicable law. Under our restated bylaws, in order for a stockholder's nomination of a candidate for election to the board of directors to be properly considered at the 2000 annual meeting of stockholders, notice of such nomination must be received by the chairman of the board of directors at least 10 days before the meeting, and such nomination must comply in other respects with the requirements of our bylaws. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for the six nominees for director listed above. Each nominee has consented to his nomination and, so far as the board of directors and management are aware, will serve as a director if elected. However, if any nominee should become unavailable prior to the election, the shares represented by proxies may be voted for the election of such other persons as the board of directors may recommend. Proxies cannot be voted for more than six persons. The persons named on the proxy card will have discretionary authority to vote proxies cumulatively in the election of directors.

     Information follows about the directors nominated for re-election.

KIRK P. POND, AGE 55, CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

     Mr. Pond has been president of Fairchild Semiconductor since June 1996 and became president of our company upon its establishment in March 1997. Since 1987 he had held several executive positions with National Semiconductor, most recently Executive Vice President and Chief Operating Officer. He previously held executive management positions with the former Fairchild Semiconductor Corporation, Texas Instruments and Timex Corporation. He is a director of Sybron Chemical.

JOSEPH R. MARTIN, AGE 52, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER.

     Mr. Martin has been Executive Vice President and Chief Financial Officer of Fairchild Semiconductor since June 1996 and assumed those positions in our company in March 1997. Mr. Martin had held several senior financial positions with National Semiconductor since 1989, most recently Vice President of Finance, Worldwide Operations. Prior to joining National Semiconductor, Mr. Martin was Senior Vice President and Chief Financial Officer of VTC Incorporated. He is a director of ChipPAC Corp.

RICHARD M. CASHIN, JR., AGE 46, PRESIDENT, CITICORP VENTURE CAPITAL LTD.

     Mr. Cashin became a director in March 1997. He has been employed by Citicorp Venture Capital Ltd. since 1980, and has been President since 1994. Mr. Cashin is a director of Lifestyle Furnishings International, Euramax International plc, Delco Remy International, Inc., Gerber Childrenswear, MSX International, IPC Information Systems and Titan Wheel International.

PAUL C. SCHORR IV, AGE 33, MANAGING DIRECTOR, CITICORP VENTURE CAPITAL LTD.

     Mr. Schorr became a director in March 1997. He has been employed by Citicorp Venture Capital Ltd. since 1996, where he was a Vice President until being named Managing Director in January 2000. Prior to joining Citicorp Venture Capital Ltd., Mr. Schorr was employed by McKinsey & Company, Inc. from 1993 to 1996 an associate and as an engagement manager. He is a director of KEMET Corporation, Sybron Chemical, ChipPAC Corp. and Paper-Pak Products, Inc.

RONALD W. SHELLY, AGE 56, FORMER PRESIDENT, SOLECTRON TEXAS.

     Mr. Shelly became a director in June 1998. Until January 31, 1999, he was employed by Solectron Texas, an electronic manufacturing services company, where he served as its President from April 1996 until his retirement. He currently serves as a consultant to Solectron. Mr. Shelly has more than 30 years experience in the semiconductor industry. Prior to joining Solectron, he was employed by Texas Instruments, most recently as Executive Vice President, Custom Manufacturing Services.

WILLIAM N. STOUT, AGE 61, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, STERLING HOLDING COMPANY, LLC.

     Mr. Stout became a director in March 1997. He has been Chairman and Chief Executive Officer of Sterling Holding Company, LLC and Sterling's subsidiaries since 1988. Sterling is engaged, through subsidiaries including Trompeter Electronics Inc. and Semflex, Inc., in the manufacture and sale of coaxial connectors, coaxial cable and coaxial cable assemblies. From 1985 to 1988, Mr. Stout was a private investor and consultant. From 1979 to 1985, Mr. Stout was President and Chief Executive Officer of Lundy Electronics & Systems, which manufactured electronic products and systems.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-ELECTION TO THE BOARD OF DIRECTORS OF MESSRS. POND, MARTIN, CASHIN, SCHORR, SHELLY AND STOUT.

2. PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE.

     Our Restated Certificate of Incorporation currently authorizes the company to issue 110,000,000 shares of Class A Common Stock and 110,000,000 shares of
Class B Common Stock. On March 20, 2000, there were                shares of
Class A Common Stock outstanding,                shares of Class A Common Stock
reserved for issuance upon the exercise of outstanding employee stock options and 17,281,000 shares of Class B Common Stock outstanding. The board of directors believes that it is desirable for the stockholders to consider and act upon a proposal to amend the company's Restated Certificate of Incorporation to increase the number of shares authorized. The proposed amendment provides that our authorized capital would consist of 140,000,000 shares of Class A Common Stock and 140,000,000 shares of Class B Common Stock. Our current Restated Certificate of Incorporation also authorizes the issuance of 100,000 shares of preferred stock in limited circumstances relating to the adoption of a stockholder rights plan. No shares of preferred stock are presently issued or outstanding, the company has no present plans to issue any shares of preferred stock, and the proposed amendment in no way affects provisions of our Restated Certificate of Incorporation relating to preferred stock.

     Shares of our Class A Common Stock and Class B Common Stock are identical in all respects, except that Class B shares have no voting rights, other than as provided by law, and there is no public market for Class B shares. A holder of shares of either class of common stock may convert such shares into shares of the other class at any time by following the procedures set forth in our Restated Certificate of Incorporation. The company is required to reserve enough authorized but unissued shares of each class for issuance in the event of such conversions. As a result, the number of shares of each class authorized for issuance is identical.

     Taking into account the number of shares outstanding, the number of shares reserved for issuance upon the exercise of outstanding stock options (including those underlying options proposed under the 2000 Executive Stock Option Plan, described in Proposal 4 below) and the number of shares reserved for issuance upon conversion as described above, the board of directors believes it would be advisable for the company to have additional shares authorized for issuance. Additional shares could be issued at the discretion of the board of directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with stock splits, acquisitions, efforts to raise additional capital for the company, issuances in connection with stock option exercises by directors, executives and other employees, and for other corporate purposes. Except for commitments underlying director, executive and employee stock-based compensation plans, as they are proposed to be adopted at the 2000 annual meeting (see Proposal 4 below), the company currently has no plans or commitments that would involve the issuance of additional shares of Class A or Class B Common Stock. The company's Employee Stock Purchase Plan, which is also subject to stockholder approval at the annual meeting (see Proposal 3 below) contemplates purchases of our Class A Common Stock in open-market transactions and, accordingly, would not involve the issuance of additional shares.

     This proposal is not the result of management's knowledge of any specific effort to accumulate the company's securities or to obtain control of the company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest. The submission of this proposal is not a part of any plan by the company's management to render the takeover of the company more difficult.

     Authorizing the company to issue more shares than currently authorized by the Restated Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of holders of outstanding Class A Common Stock of Class B Common Stock. Other than increasing the authorized shares of Class A Common Stock and Class B Common Stock, in each case, from 110,000,000 to 140,000,000, the proposed amendment in no way changes our Restated Certificate of Incorporation.

     Pursuant to the proposal, Section 5 of our Restated Certificate of Incorporation would be amended to read, in its entirety, as follows:

             5. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 280,100,000 shares, divided into three classes consisting of 100,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); 140,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and 140,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes individually or collectively referred to as "Common Stock."

     The board of directors has unanimously adopted resolutions setting forth the proposed amendment, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the annual meeting. If adopted by the stockholders, the amendment will become effective upon filing as required by the General Corporation Law of Delaware.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

3. PROPOSAL TO APPROVE THE FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN.

     On June 24, 1999, the board of directors adopted the Fairchild Semiconductor International, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). We are seeking stockholder approval to permit the purchases of shares by U.S. employees under the Purchase Plan to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. The board believes that the Purchase Plan will further align the interests of employees with stockholders. The Purchase Plan authorizes the issuance and the purchase by employees of up to 4,000,000 shares of Class A Common Stock through payroll deductions. The following summary of the Purchase Plan is qualified by reference to the Purchase Plan, a copy of which is attached to this proxy statement as Appendix A and incorporated herein by reference. All capitalized or quoted terms have the meanings set forth in the Purchase Plan.

     Eligibility. Generally, all regular employees of the company and participating subsidiaries are eligible to participate in the Purchase Plan, as well as intern, co-op or temporary employees who have two or more years of combined service. The company may impose other eligibility requirements consistent with Section 423(b) of the Internal Revenue Code. In certain international locations, local tax or exchange control regulations make certain features of the Purchase Plan impracticable. The Purchase Plan authorizes the grant of options and issuance of Class A Common Stock to employees participating in a sub-Purchase Plan, which is not designed to qualify under Section 423, to achieve desired tax or other objectives in particular locations outside the United States.

     Administration. The Purchase Plan will be administered by the individual or individuals appointed by the board of directors (the "Purchase Plan Administrator"). The Purchase Plan Administrator will be authorized to establish rules for the administration of the Purchase Plan, to interpret the Purchase Plan and to supervise its administration, to make determinations about Purchase Plan entitlements, to adopt sub-Purchase Plans and to take other actions consistent with the delegation from the board of directors.

     Participation. Employees will enroll in the Purchase Plan by completing a payroll deduction form. The maximum payroll deduction allowed is 10% of an employee's base compensation. Base compensation is an employee's basic or regular salary, plus all overtime, lead premiums and shift differential income received from the company and/or subsidiaries. Not included are bonuses, commissions, monies realized from stock option exercises and other applied incentive payments, fees or allowance. No employee is allowed to buy more than $25,000 of Class A Common Stock in any year, based on the fair market value (as reflected in New York Stock Exchange trading) at the beginning of the purchase period in which the shares are purchased. An employee may discontinue participation in the Purchase Plan at any time, upon reasonable notice. An employee's eligibility to participate in the Purchase Plan ends at termination of employment.

     Offering. The Purchase Plan will be implemented by establishing four quarterly Participation Periods in each calendar year, coinciding with the four quarters of the calendar year. The Purchase Plan's effective date is April 1, 2000.

     Purchase Price. Employees who choose to participate in the Purchase Plan will receive an option to acquire Class A Common Stock at a discount. Under the option, the purchase price will be the lesser of

(i) 85% of fair market value of on the date the participation period commences or (ii) 85% of the fair market value on the last day of the participation period.

     Purchase of Stock. At the end of a participation period, a participant's option will be exercised automatically to purchase the number of shares of Class A Common Stock that the employee's accumulated payroll deductions will buy at the purchase price.

     Payment and Delivery. On the exercise of an option on the last day of the participation period, the company will deliver to the participant a record of all payroll deductions and the common stock allocated to his or her broker account and the purchase price per share in effect for such participation period. All shares of Class A Common Stock purchased will be allocated to the participant's brokerage account as of the last day of the participation period on which the shares were purchased and will be placed in a bookkeeping account maintained in the participant's name.

     Recapitalization. In the event any change is made in the company's capitalization, such as a stock split, stock dividend, stock split-up or certain other corporate events, appropriate adjustments will be made to the shares available in the Purchase Plan, the maximum number of shares and the price of the option, as determined by the company's board of directors in its discretion.

     Transferability. Options under the Purchase Plan cannot be voluntarily or involuntarily assigned. The shares of Class A Common Stock acquired under the Purchase Plan will be freely transferable, except as otherwise determined by the Purchase Plan Administrator.

     Amendment and Termination. The board of directors may amend the Purchase Plan, except that following initial stockholder approval, no amendment may, without the approval of stockholders: (i) increase the number of shares authorized under the Purchase Plan or (ii) materially modify the eligibility requirements for participation in the Purchase Plan.

     U.S. Federal Income Tax Consequences. The following discussion assumes the Purchase Plan is approved by stockholders and, thus, qualifies under Section 423 of the Internal Revenue Code. Employees generally have tax consequences associated with participation in the Purchase Plan. In the U.S., no taxable income will be recognized by a participant until the sale or other disposition of the shares of Class A Common Stock acquired under the Purchase Plan. At that time, a participant generally will recognize ordinary income and capital gains. When the shares are disposed of by a participant two years or more after the beginning of the purchase period in which the shares were purchased (or if the participant dies while owning shares), he or she will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the beginning of the participation period over the purchase price or (ii) the excess of the fair market value of the shares at disposition over the purchase price. When shares are disposed of within less than two years (in what is known as a "disqualifying disposition") of purchase, the participant must recognize, as ordinary income, the difference between the fair market value of the shares on the date of purchase and the purchase price, even if the disposition is a gift or is at a loss.

     In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

     Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 20% and net capital gains from the disposition of stock held not more than 12 months are taxed as ordinary income (maximum rate of 39.6%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% for net capital gains and 39.6% for ordinary income. For tax years beginning after December 31, 2000, capital assets held for more than five years may qualify for a maximum 18% federal income tax rate.

     The company is entitled to tax deductions in the U.S. for shares issued under the Purchase Plan only in the event of disqualifying dispositions. For disqualifying dispositions in the U.S., the company is allowed a deduction equal to the amount of ordinary income included in the participant's gross income for the taxable year as a result of the premature disposition of the shares.

     Should the Purchase Plan not be approved by stockholders, the tax treatment will be governed by Section 83 of the Internal Revenue Code, which means the employees will be taxed, at ordinary income rates, on the difference between the fair market value of the shares at the time of purchase over the purchase price, and the company will be entitled to a corresponding tax deduction.

     The Purchase Plan will not meet the requirements in Section 162(m) of the Code which means that there may be no deductions for disqualifying dispositions by the company's executive officers named in the Summary Compensation Table or other ordinary income recognized by such officers if their taxable income exceeds $1 million.

     The board of directors believes that approval of the Purchase Plan is in the company's best interests since it will align employees' interests with those of stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

4. PROPOSAL TO APPROVE THE FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. 2000 EXECUTIVE STOCK OPTION PLAN.

     The stockholders are being asked to approve the Fairchild Semiconductor International, Inc. 2000 Executive Stock Option Plan (the "Executive Option Plan"), under which 3,500,000 shares of Class A Common Stock will be authorized for issuance over the term of the Executive Option Plan, with an individual annual award grant limit of 1,500,000 shares. The purpose of the Executive Option Plan is to retain the chief executive officer and other key executives in order to provide significant long term incentives for the executive management team to achieve significant stockholder returns over the course of their new employment agreements. This purpose reflects the executive compensation policy of the compensation committee of the board of directors (see "Executive Compensation -- Report of the Compensation Committee" below). The grants available under this plan may include mega-grant awards to certain senior executives of nonstatutory stock options ("NSOs") that are exercisable after a specified number of years, with accelerated vesting based on satisfaction of certain performance conditions. The Executive Option Plan was approved by the
board of directors and became effective on March   , 2000, subject to
stockholder approval.

     The text of the Executive Option Plan is set forth in Appendix B to this Proxy Statement. The following is a summary of the principal features of the Executive Option Plan and does not purport to be complete. Stockholders are urged to read the Executive Option Plan in its entirety. This summary is subject to and qualified in its entirety by reference to the Executive Option Plan as set forth in Appendix B. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Executive Option Plan.

     Purpose. The Executive Option Plan will provide significant long term incentives for the management team if they achieve extraordinary stockholder returns. The options awarded under this plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     Administration. The Executive Option Plan is administered by the compensation committee of the board of directors. Members of the compensation committee shall serve for such period of time as the board of directors may determine and may be removed by the board at any time. With respect to stock options granted to individuals subject to Section 16 of the Securities Exchange Act of 1934, the compensation committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 of that act and Section 162(m) of the Internal Revenue Code. The board of directors may also appoint one or more separate committees to administer the Executive Option Plan with respect to key employees who are not subject to Section 16 of the Securities Exchange Act of 1934, may grant stock options under the plan to key employees and determine all terms of such options.

     The compensation committee shall, within the scope of its administrative functions under the Executive Option Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the plan and to make such determinations under, and issue such interpretations of, the plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the compensation committee within the scope of its administrative functions under the Executive Option Plan shall be final and binding on all parties who have an interest under its jurisdiction or any stock option issued under the Executive Option Plan.

     Stock Subject to Executive Option Plan. 3,500,000 shares of Class A Common Stock are available for issuance under the Executive Option Plan, subject to adjustment as described below. In any fiscal year, an individual may not be granted an award of more than 1,500,000 shares, subject to adjustment as described below under "Effect of Certain Corporate Events."

     Eligibility. Under the Executive Option Plan, awards may only be made to employees designated as "key employees" by the compensation committee. It is expected that approximately nine key employees will receive grants under the plan.

     Options Granted Under the Plan. No options have been granted under the Executive Option Plan. The company has entered into employment agreements with the named executive officers providing for option grants at the 2000 annual meeting of stockholders if the Executive Option Plan is approved by the stockholders at that meeting. See "Executive Compensation -- Employment Agreements and Benefit Plans" below for details of the option grants.

     Price and Exercisability. The option price per share shall be fixed by the compensation committee and will equal or exceed the fair market value per share of Class A Common Stock on the date of grant. The option price is payable in cash or in shares of Class A Common Stock. Outstanding options may also be exercised through a cashless exercise procedure pursuant to which a designated brokerage firm effects an immediate sale of the shares purchased under the option and pays over to the company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes. No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for those shares.

     Options granted pursuant to the Executive Option Plan do not need to have identical terms with respect to each grantee (the "optionee"). Options shall have such terms and be exercisable in such manner and at such times as the compensation committee may determine in its sole discretion. The term of the option shall not exceed ten years. A stock option agreement under the plan may provide for accelerated exercisability in the event of the optionee's death, disability or retirement, attainment of performance goals or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee's service.

     Restrictions on Transfer. Except as may be provided by the compensation committee in the optionee's option agreement, NSOs granted under the plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only or by the guardian or legal representative of the optionee. No option may be assigned or made subject to execution, attachment or similar process.

     Effect of Certain Corporate Events. In the event of a subdivision of the outstanding shares of the company, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the compensation committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the following:

          (i) the number of shares available for future awards under the plan;

          (ii) the number of shares covered by each outstanding award; or

          (iii) the exercise price under each outstanding option.

     In the event that the company is a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, including without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the company (if the company survives), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the optionee.

     Potential Limitation on Company Deductions. Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable U.S. Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: either (a)(i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a compensation committee comprised solely of "outside directors" (as defined in Section 162(m)) and (iv) the exercise price of the options is no less than the fair market value of the stock on the date of the grant; or (b) the option is granted by a compensation committee comprised solely of "outside directors" and is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain and approved by the stockholders. The Executive Option Plan is designed to provide grants of stock options that are "performance based."

     U.S. Federal Income Tax Consequences. The following tax discussion is a brief summary of current U.S. federal income tax law as of February 2000. The discussion is intended solely for general information and does not make specific representations to any option award recipient. A recipient's particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax adviser before exercising any award or before disposing of any shares acquired under the Executive Option Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

     The grant of an NSO is not a taxable event for the optionee and the company obtains no deduction from the grant of the NSO. Upon the exercise of a NSO, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be taxed to the optionee as ordinary income. The company will be entitled to a deduction in the same amount. In general, the optionee's tax basis in the shares acquired by exercising a NSO is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than 12 months before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price. If the shares were held more than 12 months, the maximum capital gains rate is currently 20%.

     Special rules apply if an optionee pays the exercise price upon exercise of NSOs with previously acquired shares of stock. Such a transaction is treated as a tax-free exchange of the old shares for the same number of new shares. To that extent, the optionee's basis in the new shares is the same as his or her basis in the old shares, and the capital gain holding period runs without interruption from the date when the old shares were acquired. The optionee will be taxed as ordinary income on the amount of the difference between (a) the value of any new shares received and (b) the value of any old shares surrendered plus any cash the optionee pays for the new shares. The optionee's basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer the date when any gain in the old shares that are used to buy new shares must be recognized for tax purposes. Stated differently, these rules allow an optionee to finance the exercise of a NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

     Duration, Amendment and Termination. The Executive Option Plan shall remain in effect for ten years from its adoption date unless the board of directors earlier terminates it. The board of directors may amend or terminate the plan at any time and for any reason. An amendment of the plan shall be subject to the approval of stockholders of the company, only to the extent required by applicable laws, regulations or rules. The termination of the plan, or any amendment thereof, shall not affect any award previously granted under the plan. No awards may be granted under this plan after the plan's termination.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 4.

5. OTHER BUSINESS

     We are not aware of any other business to be presented at the 2000 annual meeting of stockholders. If any other matter should properly come before the annual meeting, however, the enclosed proxy confers discretionary authority with respect to such matter.

                        NOTE ON FISCAL YEAR TERMINOLOGY

     Effective this year, we have changed our fiscal year-end from the last Sunday in May to the last Sunday in December. Our last fiscal year under the former accounting calendar was the year ended May 30, 1999, which we refer to as "Fiscal 1999." We refer to the seven-month transition period from May 31, 1999 to December 26, 1999 as "Stub Year 1999." Our first full fiscal year under the new accounting calendar is the year ending December 31, 2000.

                         BOARD MEETINGS AND COMMITTEES

     The board of directors held four meetings during Stub Year 1999. All of the directors who are nominated for re-election attended 75% or more of the meetings of the board of directors and the committees of the board of directors on which they served during Stub Year 1999, except Mr. Cashin, who attended fewer than 75% of such meetings.

     The board of directors currently has two standing committees, the compensation committee and the audit committee. The board of directors does not have a standing nominating committee.

     Compensation Committee. The compensation committee reviews and recommends actions to the board of directors on such matters as salary and other compensation of officers and the administration of certain benefit plans. The compensation committee also has the authority to administer, grant and award stock and stock options under the company's stock option and employee stock purchase plans. The compensation committee was formed in August 1999 and since then has held four meetings. The current chairman of the compensation committee is Mr. Schorr and its other current members are Messrs. Shelly and Stout.

     Audit Committee. The audit committee meets with management, the company's independent auditors and its internal auditors to consider the adequacy of the company's internal controls and other financial reporting matters. The audit committee recommends to the board of directors the engagement of the company's independent auditors, discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. Mr. Shelly has been the sole member of the audit committee since its formation in August 1999, as he is the only member of the board of directors who satisfies the independence requirements for membership on the committee. Accordingly, the audit committee has held no meetings since its formation. It is expected that the person elected to fill the current vacancy on the board of directors will become a member of the audit committee upon or soon after election.

                             DIRECTOR COMPENSATION

     Messrs. Stout and Shelly receive $20,000 per year for service on the board of directors, plus $1,500 for meetings of the board attended in person and $500 for meetings attended by teleconference. Messrs. Cashin and Schorr do not receive cash compensation for their services as directors. Under the company's current director option program, non-employee directors receive annual grants of options to purchase 7,000 shares of Class A Common Stock, at an exercise price equal to the fair market value of the shares on the grant date, subject to vesting over a five-year period after the grant date. Messrs. Pond and Martin, who are employees of the company, do not receive any fees or additional compensation for service as members of our board. All directors are reimbursed for expenses incurred in attending board meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation received by our chief executive officer and our four other most highly compensated executive officers relating to services rendered during Stub Year 1999, Fiscal 1999 and Fiscal 1998.

SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                      ANNUAL COMPENSATION                           ---------------
                                 ------------------------------                        NUMBER OF
                                 FISCAL                                OTHER         STOCK OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY      BONUS     COMPENSATION(2)   (IN SHARES)(3)    COMPENSATION(4)
---------------------------      ------    --------    --------   ---------------   ---------------   ---------------
Kirk P. Pond...................  1999S(1)  $351,922    $630,000     $2,870,493          200,000           $26,422
  Chairman of the Board of       1999       450,008     297,000      3,559,453               --            40,321
  Directors, President and
    Chief                        1998       449,994     435,969             --               --            39,844
  Executive Officer
Joseph R. Martin...............  1999S(1)   210,581     273,000      1,406,446          100,000            22,355
  Executive Vice President and   1999       284,600     128,700      1,779,730               --            36,363
  Chief Financial Officer and    1998       262,024     152,240             --               --            19,818
  Director
Daniel E. Boxer................  1999S(1)   192,500     231,000        578,964           75,000            10,298
  Executive Vice President and   1999       275,002     108,900        732,627               --            18,723
  Chief Administrative Officer,  1998       262,024     152,240             --               --           254,283
  General Counsel and Secretary
Keith Jackson..................  1999S(1)   174,038     175,000        114,455           50,000             8,454
  Executive Vice President and   1999       275,002      82,500        151,380               --             8,091
  General Manager, Analog,       1998        63,462      38,060             --               --            69,000
  Mixed Signal and Non-Volatile
  Memory Products
Jerry M. Baker.................  1999S(1)   175,000     175,000        592,898           50,000             8,505
  Executive Vice President       1999       250,010      82,500        732,627               --            13,624
  Global Operations              1998       250,009     138,406             --               --            12,598

---------------
(1) Amounts shown reflect compensation paid or earned during Stub Year 1999, which began May 31, 1999 and ended December 26, 1999. Base salaries reported reflect annual salaries as follows: $600,000 for Mr. Pond, $360,000 for Mr. Martin, $330,000 for Mr. Boxer and $300,000 for each of Mr. Jackson and Mr. Baker.

(2) Amounts shown for Fiscal 1999 reflect compensation resulting from the lapse of risks of forfeiture by our executive officers with respect to their stock in our company. As a result, each executive had individual income tax liabilities. Loans of $1,686,164 to Mr. Pond, $843,094 to Mr. Martin, $347,060 to Mr. Boxer, $70,340 to Mr. Jackson and $350,600 to Mr. Baker were made by Fairchild International to discharge their individual tax liabilities in June 1998. These loans accrued interest at 6% per annum. The loans, together with accrued interest, were cancelled in connection with the completion of our initial public offering on August 9, 1999, resulting in compensation income (including gross-ups for resulting income taxes paid by Fairchild International) for each executive officer equal to the respective amounts reported for Stub Year 1999, except for Mr. Pond, who received $2,812,885 in such income and $57,608 in other compensation.

(3) Reflects options granted in connection with our initial public offering. See "Options Granted in Last Fiscal Year" below.

(4) Amounts shown reflect contributions and allocations to defined contribution retirement plans and the value of insurance premiums for term life insurance and disability insurance as follows: for Stub Year 1999 and Fiscal 1999, all amounts shown. For Fiscal 1998, all amounts shown except $238,262 for Mr. Boxer, representing a one-time signing bonus, and the amount shown for Mr. Jackson, which reflects relocation expenses.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to the executive officers named in the Summary Compensation Table during Stub Year 1999.

                                                                                  POTENTIAL REALIZABLE VALUE
                                     PERCENTAGE OF                                 AT ASSUMED ANNUAL RATES
                       NUMBER OF      ALL OPTIONS                                OF STOCK PRICE APPRECIATION
                       SECURITIES    GRANTED TO ALL                                   FOR OPTION TERM(2)
                       UNDERLYING     EMPLOYEES IN     EXERCISE    EXPIRATION    ----------------------------
                       OPTIONS(1)    STUB YEAR 1999     PRICE         DATE            5%             10%
                       ----------    --------------    --------    ----------    ------------    ------------
Kirk P. Pond.........   200,000           6.1%          $18.50       8/4/09       $2,326,910      $5,896,847
Joseph R. Martin.....   100,000           3.0%           18.50       8/4/09        1,163,455       2,948,424
Daniel E. Boxer......    75,000           2.3%           18.50       8/4/09          872,591       2,211,318
Keith Jackson........    50,000           1.5%           18.50       8/4/09          581,728       1,474,212
Jerry M. Baker.......    50,000           1.5%           18.50       8/4/09          581,728       1,474,212

---------------
(1) Twenty percent of options reported were immediately exercisable on the grant date of August 4, 1999 and the remainder were to have become exercisable in one-fourth increments on the first four anniversaries of the grant date. In connection with the completion of our follow-on public offering on January 25, 2000, the vesting of these options was accelerated so that options that were to have vested on August 4, 2000 vested immediately prior to the consummation of that offering and subsequent vestings will be accelerated one year. See "Management -- Stock Option Plan."

(2) Reflects net pre-tax gains which would be recognized at the end of the option term if an executive exercised all of his options on the last day of the option term and our stock price had grown at the 5% and 10% assumed growth rates set by the Securities and Exchange Commission. The amounts shown are not intended to forecast future appreciation in the price of our Class A Common Stock.

OPTION VALUES AT END OF LAST FISCAL YEAR

     The following table sets forth information regarding the number and value of options held by the executive officers named in the Summary Compensation Table at the end of Stub Year 1999. None of the named executive officers exercised options during Stub Year 1999.

                                               NUMBER OF SECURITIES                NET VALUE OF
                                              UNDERLYING UNEXERCISED         UNEXERCISED IN-THE-MONEY
                                               OPTIONS AT YEAR-END            OPTIONS AT YEAR-END(1)
                                           ----------------------------    ----------------------------
                                           EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                           -----------    -------------    -----------    -------------
Kirk P. Pond.............................     40,000         160,000       $  310,000      $ 1,240,000
Joseph R. Martin.........................     20,000          80,000          155,000          620,000
Daniel E. Boxer..........................     15,000          60,000          116,250          465,000
Keith Jackson............................    210,000          40,000        5,302,500          310,000
Jerry M. Baker...........................     10,000          40,000           77,500          310,000

---------------
(1) Reflects net pre-tax amounts determined by subtracting the exercise price from $26.25 per share, the fair market value of our Class A Common Stock at the end of Stub Year 1999.

REPORT OF THE COMPENSATION COMMITTEE

     The role of the compensation committee of the board of directors is to recommend, establish, oversee and direct the company's executive compensation policies and programs and to recommend to the board of directors compensation for executive officers. In carrying out this role, we believe it is important to align executive compensation with company values and objectives, business strategies, management initiatives, business financial performance and enhanced stockholder value. Since the company did not complete its initial public offering until August 1999, the committee was not established until that time. All compensation decisions made prior to the establishment of the committee were made by the board of directors as a whole.

     The following is a summary of policies which the board of directors and the committee analyzed in determining the compensation for the officers of the company in Stub Year and Fiscal 1999. The committee has followed the same general policies in determining the compensation for the officers of the company in 2000.

     Compensation Philosophy. The committee intends to apply a consistent philosophy to compensation for all employees, including executive officers, which is based on the premise that the achievements of the company result from the coordinated efforts of all individuals working toward common objectives. The company strives to achieve those objectives by meeting the expectations of customers and stockholders.

     Under the supervision of the compensation committee, the company has developed a compensation policy that is designed to:

          1. Attract and retain qualified senior executives, especially those who have been key to the company's success to date;

          2. Reward executives for actions that result in the long-term enhancement of stockholder value; and

          3. Reward results with respect to the financial and operational goals of the company.

     The guiding principle of the committee is to establish a compensation program that aligns executive compensation with the company's objectives and business strategies as well as with operational and financial performance. Accordingly, each executive officer's compensation package is comprised of three elements: (a) base salary which reflects an individual's responsibilities, performance and expertise and is designed to be competitive with salary levels in effect at high-technology companies of the same size; (b) annual cash bonuses tied to the company's achievement of specified financial goals; and (c) stock options which strengthen the alignment of interests between the executive officers and the company's stockholders.

     Base Salary. The company establishes salaries for the chief executive officer and other officers on the basis of personal performance, consultation with executive compensation experts and by reviewing available data, including published salary surveys and data from information filed with the SEC regarding compensation of officers of comparably sized semiconductor and high-technology companies. The committee has reviewed the base salaries of the executive officers for Stub Year 1999 and Fiscal 1999 and is of the opinion that such salaries are in line with those paid by comparable high-technology companies.

     Annual Cash Bonuses. Under the company's Executive Officer Incentive Plan, the chief executive officer and each executive officer can earn an annual bonus of between 40% and 90% of base salary (the "target amount") if the company achieves target financial performance goals established for each fiscal year. Exceeding the financial targets can result in bonuses of up to 250% of the target amount.

     Stock Options. The company grants stock options to provide long-term incentives for executive officers. Option grants are designed to align the interests of executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner and to remain employed by the company. The number of shares subject to each option grant is based on the officer's level of responsibility and relative position within the company as well as a review of grants to similar executives in similar positions in comparable companies. All of the options granted in Stub Year 1999 are subject to vesting schedules and were granted at the initial public offering price to the public. Accordingly, the options will only provide a return to the executive officer if he remains in the company's employ, and then only to the extent the market price of the company's common stock appreciates above the exercise price over the option term. The committee reviewed the stock options awarded to the executive officers in Stub Year 1999 (no options were granted in Fiscal 1999) and is of the opinion, based on advice and input from independent compensation consultants, that the option awards were reasonable in view of each officer's level of responsibility and relative position with the company. The committee is also of the opinion that the awards are in line with those generally granted to executive officers in similar positions in comparable semiconductor companies.

     In connection with the company's initial public offering in August 1999, the committee approved increases in Mr. Pond's and the other executive officers' salaries as well as grants of options to purchase Class A Common Stock at an exercise price equal to the initial public offering price. We considered, and the salaries and option grants reflect, the analysis and recommendations of independent compensation experts, pay for comparable positions reported in compensation surveys, the executives' responsibilities and personal performance, the performance of the company from the time of its separation from National Semiconductor to the initial public offering, and the desire to provide additional incentives for Mr. Pond and the other executives to remain with the company and sustain its performance and growth beyond the initial public offering.

     The compensation committee has participated in the development and adoption of the 2000 Executive Stock Option Plan, which is designed to provide significant incentives to members of the management team if the company achieves pre-established stockholder returns (see Proposal 4 above) over the term of the executives' new employment agreements, which have been approved by the compensation committee and are described below. Based on its review of other long-term incentive programs offered to executives of high-technology companies to retain those employees and increase stockholder value, as well as the reports and analysis of independent executive compensation consultants, the committee believes the terms of the 2000 Executive Option Plan and the grants to be awarded under that plan, assuming stockholder approval is obtained at the 2000 annual meeting, are reasonable and in line with long-term incentives of comparable high-technology companies under similar circumstances.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for "performance-based" compensation. The compensation committee believes that all of the compensation awarded to the company's executive officers will be fully deductible in accordance with these rules.

     Conclusion. The committee believes the company has a compensation program that is competitive in the semiconductor industry and that is appropriately linked to the company's financial goals and stockholder returns.

                                          COMPENSATION COMMITTEE

                                            PAUL C. SCHORR IV, Chairman
                                           RONALD W. SHELLY
                                           WILLIAM N. STOUT

EMPLOYMENT AGREEMENTS AND BENEFIT PLANS

     Employment Agreements with Messrs. Pond and Martin. The company expects to enter into employment agreements with each of Kirk P. Pond and Joseph R. Martin. The respective agreements provide that Mr. Pond be employed as President and Chief Executive Officer and that Mr. Martin be employed as Executive Vice President and Chief Financial Officer. Each agreement has a term of three years and may be renewed for up to two additional one-year terms. Under the respective agreements, Mr. Pond's base salary is $660,000 and Mr. Martin's base salary is $400,000 or, in either case, such higher salary as the compensation committee determines. Mr. Pond's annual incentive target amount under the company's Executive Officer Incentive Plan is 90% of his base salary and Mr. Martin's target amount is 70% of his base salary (actual bonus amounts range from 0% to 250% of the target amount, depending on whether the company achieves or exceeds pre-established financial performance goals). The respective agreements provide that if stockholders approve the Executive Option Plan at the annual meeting, Mr. Pond will be granted options to purchase 1,000,000 shares of our Class A Common Stock and Mr. Martin will be granted options to purchase 600,000 shares of our Class A Common Stock under that plan, in each case at an exercise price per share equal to the fair market value of the company's Class A Common Stock on the close of trading on the date of the 2000 annual meeting. These options will vest in their entirety five years after the grant date, with earlier vesting if certain per share stock price targets are achieved. Each agreement further provides that, beginning in 2001, the executive may be considered for annual regular stock option grants under the company's 2000 Employee Stock Option Plan or similar broad-based plans adopted subsequently, to ensure that the executive's long term incentives remain competitive.

     Each agreement provides that if the executive retires after the initial three year term, he is entitled to (1) health coverage for himself and his family until the later of his or his spouse's death and (2) life insurance coverage with a face value of $1.5 million on his life until his death. If the executive retires after the initial term of the agreement, all of his options granted under the company's broad-based stock option plans will vest and he may continue to exercise such options for their full term. The grant of options under the Executive Option Plan will continue to vest under the normal schedule following retirement and each executive has until seven years after the date of their grant to exercise such options. Each executive's retirement benefits are subject to his not violating the non-compete and confidentiality provisions in his employment agreement.

     Each agreement also provides that the executive cannot compete with the company during the term of the agreement and for a period following termination of employment equal to the greater of 12 months or the time remaining in the initial term of the agreement at the time of termination.

     Each agreement also provides for severance pay equal to three times the executive's base salary and target annual bonus amount if the executive is terminated without cause by the company or resigns for "good reason" (as such terms are defined in the agreements) and, in such events, all of the executive's options become fully exercisable for their remaining term. If a change in control of the company occurs, the executive is entitled to accelerated vesting of his option unless the change in control is initiated by the company and the executive remains employed in the same position after the change in control. The agreements also provide for tax restoration payments to the extent any of the cash or equity severance benefits are subject to an excise tax imposed under the Internal Revenue Code.

     Employment Agreements with Messrs. Boxer, Baker and Jackson. The company expects to enter into employment agreements with each of Daniel E. Boxer, Jerry
M. Baker and Keith Jackson. Mr. Boxer is employed as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary; Mr. Baker as Executive Vice President, Global Operations; and Mr. Jackson as Executive Vice President and General Manager, Analog, Mixed Signal and Non-volatile Memory Products. Mr. Boxer's and Mr. Baker's agreements have terms of three years and Mr. Jackson will have a one-year agreement. Under the respective agreements, Mr. Boxer's annual base salary is $363,000, Mr. Baker's annual base salary is $330,000 and Mr. Jackson's annual base salary is $320,000 or, in any case, such higher salary as the compensation committee determines. Mr. Boxer's annual incentive target amount under the company's Executive Officer Incentive Plan is 60% of his base salary, Mr. Baker's target amount is 60% of his base salary and Mr. Jackson's target amount is 50% of his base salary (actual bonus amounts range from 0% to 250% of the target amount, depending on whether the company achieves pre-established performance goals). The respective agreements provide that if the stockholders approve the Executive Option Plan at the annual meeting Messrs. Boxer, Baker and Jackson will be granted options to purchase 300,000 shares, 300,000 shares and 150,000 shares, respectively, of Class A Common Stock, in each case at an exercise price per share equal to the fair market value of the Class A Common Stock on the close of trading on the date of the 2000 annual meeting. These options have ten-year terms and will vest in their entirety five years after the grant date, with earlier vesting if certain per share stock price targets are achieved. Each agreement further provides that, beginning in 2001, the executive may be considered for annual regular stock option grants under the company's 2000 Employee Stock Option Plan or similar broad-based plans adopted subsequently, to ensure that the executive's long term incentives remain competitive.

     If the executive retires after three years in the case of Mr. Boxer or remains employed by the company for four years in the case of either of Messrs. Baker or Jackson, the grant of options under the Executive Option Plan will continue to vest under the normal schedule following retirement and each executive has until seven years after the date of their grant to exercise such options.

     The agreements have in most other respects provisions similar to those of the agreements of Messrs. Pond and Martin in relevant retirement situations, except that the agreements for Messrs. Baker and Jackson provide for severance pay equal to two times the executive's base salary and target annual bonus amount, do not provide for tax restoration payments in the event of a change in control, and provide for lower life insurance payments.

     Personal Savings and Retirement Plan. Our Personal Savings and Retirement Plan, available for all eligible employees who are not foreign nationals or contract employees, includes a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code and matching contributions under Section 401(m) of the Internal Revenue Code. Under the 401(k) Purchase Plan, participants may elect to defer from 1% to 15% of their compensation on an after-tax basis, directing the investment of these elective deferrals among several mutual funds. We make quarterly matching contributions equal to 75% of the first 6% of an employee's before-tax elective deferral contributions for the period. Both elective deferrals and matching contributions under the 401(k) Purchase Plan are fully vested at all times.

     Benefit Restoration Plan. Under the Benefit Restoration Plan, all participants in the Fairchild Personal Savings and Retirement Purchase Plan who are exempt status employees in job grade nine or higher are eligible (i) to defer on a before-tax basis amounts over and above those they are permitted by law to defer under the company's Personal Savings and Retirement Plan and (ii) to receive matching contributions from our company equal to the difference between matching contributions received under the retirement plan and the matching contributions they would have received under the retirement plan but for statutory limits applicable to such contributions. Deferral and matching contributions are credited to accounts established and maintained by the company. Interest at a rate equal to a commonly reported rate for long-term "A"-rated corporate bonds is credited to participants' accounts at such times as determined by the board of directors, which administers the Benefit Restoration Plan. The Benefit Restoration Plan is an unfunded plan of deferred compensation, and amounts payable thereunder are paid out of our general corporate assets and are subject to the claims of our general creditors.

     Executive Officer Incentive Plan. We adopted the FSC Semiconductor Corporation 1997 Executive Officer Incentive Plan on March 11, 1997 and subsequently amended and restated it on June 1, 1998. Under the Executive Officer Incentive Plan, executive officers may be eligible to receive annual incentive awards, based on a "Target Award" which ranges from 40% to 90% of an officer's base annual compensation. Actual award payments range from 0% to 250% of the Target Award depending on the extent to which we achieve or surpass pre-established earnings goals. Participants may elect to defer all or any portion of an award payment. For participants who elect deferral, we establish and maintain book-entry accounts, and credit each account annually with deferred payments, as well as interest at a rate equal to a commonly reported rate for long-term A-rated corporate bonds. We pay deferrals and accrued interest thereon to participants upon termination or on a date pre-selected by the participant according to the terms of the Executive Officer Incentive Plan. The board of directors determines eligibility for Executive Officer Incentive Plan participation, performance goals and other terms of the Executive Officer Incentive Plan. To the extent of any deferrals, the Executive Officer Incentive Plan is an unfunded plan of deferred compensation, and benefits payable thereunder are paid out of our general corporate assets and are subject to the claims of our general creditors.

     Fairchild Incentive Program. Under the Fairchild Incentive Program, all of our regular full-and part-time employees (with limited exceptions) are eligible to receive annual or semiannual incentive awards. The amount of each payment is based on a given employee's "Target Award." Under the current formulation of the program, the Target Award is 5% of annual compensation for non-exempt employees, from 5% to 15% (depending on grade level) of annual compensation for exempt employees, and up to 40% of annual compensation for management-level employees. Payment awards range from 0% to 250% of the Target Award, depending on whether we achieve pre-established earnings goals. Participants in the program in job grade nine or higher are eligible to defer awards, and to the extent that the deferral option applies only to those Fairchild Incentive Program participants in job grade nine or higher, it constitutes a separate unfunded plan known as the Fairchild Deferred Incentive Plan. For participants who elect deferral, we establish and maintain book-entry accounts to which we credit deferred payments and interest equal to a commonly reported rate for long-term A-rated corporate bonds. We pay deferred amounts and accrued interest to participants upon termination or on the date pre-selected by the participant according to the terms of the deferral plan. The compensation committee administers the Fairchild Incentive Program and reserves the right, among other things, not to make award payments, and to modify or amend the Fairchild Incentive Program. The deferral plan is an unfunded plan of deferred compensation, and benefits payable thereunder are paid out of our general corporate assets and are subject to the claims of our general creditors.

     Employee Stock Option Plan. Under our Amended and Restated Stock Option Plan, we have authorized for grant to directors, regular salaried officers and key employees of our company and Fairchild Semiconductor Corporation options for up to 8,507,666 shares of Class A Common Stock. The plan authorizes our company to grant either (i) options intended to constitute incentive stock options under the Internal Revenue Code of 1986, as amended, or (ii) non-qualified stock options. Under the plan, a committee of two or more members of our board of directors determines the exercise price of each option granted. The exercise price may not be less than the fair market value of our Class A Common Stock on the date of grant. The maximum term of any option is ten years from the date of grant for incentive stock options and ten years and one day from the date of grant for non-qualified stock options. Options granted are exercisable at the determination of our board of directors, and most options currently vest ratably over approximately five years. Within any one-year period, one employee may not receive options to purchase more than 200,000 shares of Class A Common Stock. As of March 20, 2000, the record date for determining stockholders entitled to vote
at the 2000 annual meeting,      shares of Class A Common Stock were reserved
for issuance upon the exercise of outstanding options. In connection with our initial public offering in August 1999, we granted options to purchase a total of 575,000 shares of Class A Common Stock to our executive officers, including options for 200,000 shares to Kirk P. Pond, 100,000 shares to Joseph R. Martin, 75,000 shares to Daniel E. Boxer, 50,000 shares to Keith Jackson and 50,000 shares to Jerry M. Baker. See "Options Granted in Last Fiscal Year" above. Twenty percent of the options were immediately exercisable as of the grant date and the remainder were to have vested in one-fourth increments on the first four anniversaries of the grant date. In connection with our follow-on public stock offering in January 2000, the vesting of these options was accelerated, so that options that were to have vested in 2000 vested immediately prior to the consummation of that offering, and all subsequent vestings will be accelerated one year. All of the options granted in connection with our initial public offering have an exercise price of $18.50 per share, the price to the public in our initial public offering. In addition, our board of directors has authorized the grant of additional options to purchase shares of Class A Common Stock to eligible employees, subject to the discretion of the board, equal up to approximately 4% of the number of shares of common stock outstanding each year.

     Employee Stock Purchase Plan. Please refer to Proposal 3, above, for a description of the Employee Stock Purchase Plan as it is proposed to be adopted.

     2000 Executive Stock Option Plan. Please refer to Proposal 4, above, for a description of the 2000 Executive Stock Option Plan as it is proposed to be adopted.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Citicorp Venture Capital Ltd. owns an interest in Sterling Holding Company, LLC, which owns approximately 32% of our outstanding common stock. See "Stock Ownership by 5% Stockholders, Directors and Certain Executive Officers" below. In connection with the company's acquisition of the power device business from Samsung Electronics Co., Ltd. in April 1999, Citicorp Mezzanine Partners, L.P., the general partner of which is an affiliate of Citicorp Venture Capital Ltd., contributed $50.0 million in cash to the company in exchange for a 12.5% Subordinated Note Due 2008 and a warrant to purchase 3,538,228 shares of our common stock. The 12.5% Subordinated Note was repaid in full with proceeds of our initial public offering in August 1999, upon which event the warrant became no longer exercisable.

     In connection with the recapitalization of the Fairchild Semiconductor business in March 1997, the then-existing stockholders of our company entered into a Stockholders' Agreement containing agreements relating to the capital stock and corporate governance of our company and our wholly owned subsidiary, Fairchild Semiconductor Corporation. Amendments to the Stockholders' Agreement in May 1998 resulted in the lapse of risks of forfeiture by executive officers of Fairchild Semiconductor Corporation with respect to their stock in our company. The lapse of such restrictions resulted in the incurrence by such executive officers of liability for federal and state income tax. Fairchild Semiconductor Corporation made loans to the executive officers in June 1998 to enable them to fund such tax liabilities. The loans were in the following amounts: Kirk P. Pond -- $1,686,164; Joseph R. Martin -- $843,094; Daniel E. Boxer -- $347,060; Keith Jackson -- $70,340; and Jerry M. Baker -- $350,600.
Such loans bore interest at a rate of 6% per annum. Such loans (including accrued but unpaid interest thereon) were cancelled upon the occurrence of the company's initial public offering in August 1999, resulting in compensation income (including gross-ups for resulting income taxes paid by our company) to the executive officers as follows: Kirk P. Pond -- $2,812,885; Joseph R. Martin -- $1,406,446; Daniel E. Boxer -- $578,964; Keith Jackson -- $114,455;
and Jerry M. Baker -- $592,898. See "Summary Compensation Table" above.

                      STOCK OWNERSHIP BY 5% STOCKHOLDERS,
                    DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth stock ownership information for each stockholder known to the company to beneficially own 5% or more of our Class A Common Stock, for each director of the company, for each executive officer named in the Summary Compensation Table above and for all directors and executive officers (including those not named in the Summary Compensation Table) as a group. Except as otherwise noted, figures are based on share ownership and the number of shares outstanding as of February 29, 2000.

                                            CLASS A COMMON STOCK(1)        CLASS B COMMON STOCK(2)      % OF ALL
                                          ----------------------------   ----------------------------    COMMON
                                           NO. OF SHARES    % OF CLASS    NO. OF SHARES    % OF CLASS   STOCK(3)
                                          ---------------   ----------   ---------------   ----------   --------
Sterling Holding Company, LLC(4)........    13,704,404         17.3%       17,281,000        100.0%       32.1%
AXA Financial, Inc.(5)..................     8,679,400         11.0%                                       9.0%
Kirk P. Pond(6).........................     1,193,782          1.5%                                       1.2%
Joseph R. Martin(6).....................     1,290,000          1.6%                                       1.3%
Daniel E. Boxer(6)......................       502,536            *                                          *
Jerry M. Baker(6).......................       620,387            *                                          *
Keith Jackson(6)........................       270,000            *                                          *
Richard M. Cashin, Jr.(6)(7)............       876,731          1.1%                                         *
Paul C. Schorr IV(6)(7).................        73,596            *                                          *
Ronald W. Shelly(6).....................        11,400            *                                          *
William N. Stout(6)(8)..................        31,346            *                                          *
All directors and executive officers as
  a group (17 persons)(6)(7)(8).........     5,902,086          7.5%                                       6.1%

---------------
 *  Less than 1%

(footnotes appear on following page)

(1) Does not include shares of Class A Common Stock issuable upon conversion of Class B Common Stock. A holder of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock, provided that such conversion is permitted only to the extent that the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Class A Common Stock which would be held after giving effect to the conversion.

(2) Does not include shares of Class B Common Stock issuable upon conversion of Class A Common Stock. A holder of Class A Common Stock may convert any or all of such shares into an equal number of shares of Class B Common Stock.

(3) Represents the percentage of the total number of outstanding shares of Class A Common Stock and Class B Common Stock combined.

(4) The address for Sterling Holding Company, LLC ("Sterling") is c/o Martin Geller, CPA - PC, 800 Third Avenue, New York, New York 10022. Citicorp Venture Capital Ltd., an indirect wholly owned subsidiary of Citigroup Inc., owns an interest in Sterling and has the right to acquire up to shares of our common stock, in shares of either Class A Common Stock or Class B Common Stock, in exchange for Citicorp Venture Capital Ltd.'s interest in Sterling.

(5) The address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104. Information reported is based on AXA Financial Inc.'s filings with the Securities and Exchange Commission and is as of January 31, 2000.

(6) Shares reported include those underlying options to purchase Class A Common Stock that were vested as of March 15, 2000.

(7) Does not include shares held by Sterling. Richard M. Cashin, Jr., one of our directors, is President of Citicorp Venture Capital Ltd., which owns an interest in Sterling and our company as described in Note 4 above. Paul C. Schorr IV, another of our directors, is Managing Director of Citicorp Venture Capital Ltd. As a result of such affiliations, Messrs. Cashin and Schorr may be deemed to beneficially own the shares held by Sterling. Each of Messrs. Cashin and Schorr disclaims beneficial ownership of the shares held by Sterling.

(8) William N. Stout, one of our directors, is President and Chief Executive Officer of Sterling and owns an interest in Sterling. Shares reported for Mr. Stout, except for 11,400 shares underlying vested options, which Mr. Stout holds directly, are held by Sterling, and Mr. Stout has the right to exchange his interest in Sterling for such shares. As a result of his affiliation with Sterling, Mr. Stout may also be deemed to beneficially own shares held by Sterling in which he does not have an interest. Mr. Stout disclaims beneficial ownership of all shares held by Sterling except those among the shares reported for him above.

                         STOCKHOLDER RETURN PERFORMANCE

     The following graph compares the percentage change in cumulative total stockholder return on the company's Class A Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Philadelphia Stock Exchange Semiconductor Index from August 4, 1999, the first day our Class A Common Stock was traded on the New York Stock Exchange, to December 26, 1999, the end of Stub Year 1999. Cumulative total return to stockholders is measured by dividing (1) the sum of total dividends for the period (assuming dividend reinvestment) and the per-share price change for the period by (2) the share price at the beginning of the period. The graph assumes that investments of $100 were made on August 4, 1999 in our Class A Common Stock and in each of the indexes.
[RETURN PERFORMANCE GRAPH]

                                                 FAIRCHILD SEMICONDUCTOR      STANDARD & POOR'S 500        PHILADELPHIA STOCK
                                                 -----------------------      ---------------------      EXCHANGE|SEMICONDUCTOR
                                                                                                                  INDEX
                                                                                                         ----------------------
Aug. 4, 1999                                             100.00                      100.00                      100.00
Dec. 23, 1999                                            141.89                      110.30                      141.48

                          INDEPENDENT PUBLIC AUDITORS

     Since 1997, the company has retained KPMG LLP as its independent auditors and it intends to retain KPMG LLP for the current year ending December 31, 2000. Representatives of KPMG LLP are expected to be present at the annual meeting of stockholders, where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own 10% or more of the company's Class A Common Stock, to file reports of ownership and changes in ownership of the Class A Common Stock and other equity securities of the company with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and 10% stockholders are required by SEC regulations to furnish the company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by the company, we believe that all officers, directors and 10% stockholders have complied with all applicable Section 16(a) filing requirements, except that one report of stock option holdings by Dr. Deok Jung Kim, an executive officer, was filed after the applicable filing deadline.

                           2001 STOCKHOLDER PROPOSALS

     In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2001, the proposal must be received by the company in writing on or before December 1, 2000, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission and the laws of the State of Delaware. Stockholder proposals may be mailed to

               Corporate Secretary
               Fairchild Semiconductor International, Inc.
               82 Running Hill Road
               South Portland, ME 04106

     In addition, our bylaws require that any stockholder wishing to make a nomination for director, or wishing to introduce a proposal or other business, at the 2001 annual meeting of stockholders must give the company at least 60 days advance written notice, and that notice must meet certain requirements set forth in the bylaws. Stockholders may request a copy of the bylaws from the corporate secretary by writing to the above address.

                                   APPENDIX A
                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                         EMPLOYEES STOCK PURCHASE PLAN

1.  TITLE OF PLAN

     The title of this plan is the Fairchild Semiconductor International, Inc. Employees Stock Purchase Plan, hereinafter referred to as the "Plan."

2.  PURPOSE

     The Plan is intended to encourage ownership of Class A Common Stock of the Corporation by all Eligible Employees and to provide incentives for them to exert maximum efforts for the success of the Corporation. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible for the Corporation to attract and retain qualified employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code").

3.  DEFINITIONS

     As used in this Plan:

     (a) "Base Compensation" means the basic or regular salary, plus all overtime, lead premiums and shift differential income received from the Corporation and/or Subsidiaries.

     (b) "Board" means the Board of Directors of the Corporation.

     (c) "Common Stock" means the Class A Common Stock, $.01 par value per share, of the Corporation.

     (d) "Corporation" means Fairchild Semiconductor International, Inc.

     (e) "Eligible Employee" means an Employee eligible to participate in the Plan under the terms of Section 6.

     (f) "Employee" means an employee of the Corporation or a Subsidiary, provided that interim or temporary employees shall not be considered Employees unless they have performed two years of service with the Corporation or a Subsidiary. An individual who has been classified by the Corporation or a Subsidiary as an independent contractor shall not qualify as an "Employee" for purposes of the Plan, notwithstanding a determination of a court or governmental agency that the individual is an employee of the Corporation or a Subsidiary for certain purposes.

     (g) "Participant" means an Eligible Employee that elects to participate in the Plan, as described in Section 6.

     (h) "Participation Period" means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 6.

     (i) "Plan Administrator" means the individual or individuals appointed by the Board under Section 5(a).

     (j) "Subsidiary" means any corporation in which the Corporation controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock and which has been designated by the Board as a corporation whose employees may participate in this Plan.

4.  STOCK SUBJECT TO THE PLAN

     The total number of shares of Common Stock which may be issued under the Plan is 4,000,000, which may be unissued shares, treasury shares or shares bought on the market.

5.  ADMINISTRATION

     (a) The Plan shall be administered by the individual or individuals appointed by the Board (the "Plan Administrator").

     (b) The Plan Administrator shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

     (i) to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, may correct any defect, or supply any omission or reconcile any inconsistency in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

     (ii) to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased.

6.  ELIGIBILITY AND PARTICIPATION

     The persons eligible to participate in the Plan (Eligible Employees) shall consist of all Employees of the Corporation and/or a Subsidiary. An Employee shall not be eligible to participate in the Plan for any period of time during which he is employed by the Corporation or a Subsidiary outside the United States if he is not paid from the Corporation or Subsidiary's United States Payroll during such period.

     There will be four (4) quarterly Participation Periods each calendar year, and they will coincide with the four quarters of the calendar year. In order to participate in the Plan for a particular Participation Period, an Eligible Employee must complete the required enrollment forms and file such forms with the Plan Administrator or its designee no later than the due date prescribed by the Plan Administrator. The enrollment forms will include a payroll deduction authorization directing the Corporation to make payroll deductions from the Participant's Base Compensation, designated in whole percentages, at a rate not to exceed ten percent (10%) of such Base Compensation per pay period, for purposes of acquiring Common Stock under the Plan. The deduction will continue in effect from Participation Period to Participation Period, unless the Participant ceases participation in the Plan or elects a different rate by filing the appropriate form with the Plan Administrator on the due date designated by the Plan Administrator prior to the first day of the Participation Period for which the new rate is to become effective. Payroll deductions, however, will automatically cease upon termination of the Participant's right to purchase Common Stock under this Plan.

     At the close of each Participation Period, each Participant in the Plan will receive a report indicating:

          (a) the amount of the Participant's contributions to the Plan during such Participation Period,

          (b) the amount of the contributions applied to the purchase of Common Stock for such Participation Period, and

          (c) the purchase price per share in effect for such Participation Period.

     Each Participant will also receive an annual statement after the end of each calendar year which consolidates such information for the four (4) Participation Periods occurring within that year.

7.  TERMS AND CONDITIONS

     An Eligible Employee who participates in this Plan for a particular Participation Period will have the right to acquire Common Stock upon the terms and conditions summarized below, and must enter into an agreement with the Corporation setting forth such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

     (a) PURCHASE PRICE. The purchase price per share for a Participation Period will be the LESSER of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the date the

         Participation Period commences or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the last day of the Participation Period.

       The fair market value of a share of Common Stock on any relevant date shall be the closing price of the Common Stock on the New York Stock Exchange on the date in question (or if there shall be no trading on such date, then on the first previous date on which there is trading).

     (b) Number of Shares. The number of shares purchasable per Participant per Participation Period will be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during that Participation Period by the purchase price in effect for such Participation Period. Other than the limitations contained in
         Section 7(k), the Plan does not state a maximum or minimum number of shares that may be purchased by an Eligible Employee.

     (c) Payroll Deductions. The amounts collected from a Participant through payroll deductions will be credited to the Participant's individual account maintained on the Corporation's books, but no separate account will actually be established to hold such amounts. Interest will not be credited on the outstanding balance for the book account. The amounts collected from each Participant may be commingled with the general assets of the Corporation and may be used for any corporate purpose.

     (d) Termination of Purchase Rights. A Participant may, through notification to the Plan Administrator or its designee by the due date specified by the Plan Administrator prior to the close of the Participation Period, terminate his or her outstanding purchase right and receive a refund of the amounts deducted from his or her earnings under the terminated right. The Participant will not be eligible to rejoin the Participation Period following the termination of the purchase right and will have to re-enroll in the Plan in accordance with the requirements outlined in Section 6 should he or she wish to resume participation in a subsequent Participation Period.

     (e) Termination of Employment. If a Participant ceases to be an Employee for any reason during a Participation Period, his or her outstanding purchase right will immediately terminate and all sums previously collected from the Participant under the terminated right will be refunded.

     (f) Exercise. Each outstanding purchase right will be exercised automatically on the last day of the Participation Period. The exercise of the purchase right is to be effected by applying the amount credited to each Participant's account on the exercise date to the purchase of shares of Common Stock at the purchase price in effect for the Participation Period.

     (g) Proration of Purchase Right. Should the total number of shares of Common Stock for which the outstanding purchase rights are to be exercised on any particular date exceed the number of shares then available for issuance under the Plan, the available shares will be allocated pro-rata on a uniform and non-discriminatory basis, and any amounts credited to the accounts of Participants will, to the extent not applied to the purchase of Common Stock, be promptly refunded.

     (h) Rights as Stockholder. A Participant will have no rights as a stockholder with respect to shares subject to any purchase right held by such individual under the Plan until that right is exercised. No adjustments will be made for any dividends or distributions for which the record date is prior to such exercise date.

     (i) Receipt of Stock. As soon as practicable after the end of the Participation Period, the Participant will be entitled to receive either a stock certificate for the number of purchased shares or confirmation from a captive broker utilized by the Corporation that the Participant's account at the captive broker has been credited with the number of purchased shares.

     (j) Assignability. No purchase right granted to a Participant will be assignable or transferable and will be exercisable only by the Participant.

     (k) Limitations. Payroll deductions for purchase rights during a calendar year shall cease when such deductions for a Participant exceed $25,000 (or such other maximum as may be prescribed from time to time by the Code) in accordance with the provisions of Section 423(b)(8) of the Code. No Participant shall be granted a right to purchase Common Stock under this plan:

        (i) if such Participant, immediately after his or her election to purchase the Common Stock, would own stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary, computed in accordance with Section 423(b)(3) of the Code; or

        (ii) if under the terms of the Plan the rights of the Participant to purchase stock under this and all other qualified employee stock purchase plans of the Corporation would accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time.

     (l) No Right to Continued Employment. Nothing in this Plan or in any purchase right under the Plan shall confer on any Employee any right to continue in the employment of the Corporation or any of its Subsidiaries or to interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate his or her employment at any time.

8.  ADJUSTMENT IN NUMBER OF SHARES AND IN PURCHASE PRICE

     In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, appropriate adjustments in the number of shares available for purchase, as well as the shares subject to purchase right and purchase price thereof, shall be made.

9.  AMENDMENT OF THE PLAN.

     The Board at any time, and from time to time, may amend the Plan, provided, that no amendment will be made without shareholder approval, where such approval is required under Section 423 of the Code. Section 423 currently requires such approval for any amendment which:

     (a) increases the number of shares which may be issued under the Plan (other than pursuant to Section 8); or

     (b) modifies the requirements for eligibility to participate in the Plan.

     The rights and obligations with respect to purchase rights at any time outstanding under the Plan may not be altered or impaired by any amendment of the Plan.

10.  TERMINATION OR SUSPENSION OF PLAN

     The Board may at any time suspend or terminate the Plan, but no such action may adversely affect the Participants' rights and obligations with respect to purchase rights which are at the time outstanding under the Plan. No Participation Period may commence while the Plan is suspended or after it is terminated.

11.  GOVERNING LAW

     To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Maine.

12.  EFFECTIVE DATE

     The Plan shall become effective on January 1, 2000, subject to approval of the Corporation's shareholders in accordance with Section 423 of the Code.

                      FAIRCHILD SEMICONDUCTOR CORPORATION

                        2000 EXECUTIVE STOCK OPTION PLAN

                         EFFECTIVE AS OF MARCH   , 2000

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
SECTION 1. INTRODUCTION...........................................   B-4
SECTION 2. DEFINITIONS............................................   B-4
 (a)  "Affiliate".................................................   B-4
 (b)  "Award".....................................................   B-4
 (c)  "Board".....................................................   B-4
 (d)  "Change In Control".........................................   B-5
 (e)  "Code"......................................................   B-5
 (f)  "Committee".................................................   B-5
 (g)  "Common Stock"..............................................   B-5
 (h)  "Company"...................................................   B-5
 (i)  "Disability"................................................   B-5
 (j)  "Employee"..................................................   B-5
 (k)  "Exchange Act"..............................................   B-5
 (l)  "Exercise Price"............................................   B-5
 (m)  "Fair Market Value".........................................   B-5
 (n)  "Grant".....................................................   B-5
 (o)  "Key Employee"..............................................   B-5
 (p)  "Nonstatutory Stock Option" or "NSO"........................   B-5
 (q)  "Option"....................................................   B-5
 (r)  "Optionee"..................................................   B-5
 (s)  "Parent"....................................................   B-5
 (t)  "Participant"...............................................   B-6
 (u)  "Plan"......................................................   B-6
 (v)  "Securities Act"............................................   B-6
 (w)  "Service"...................................................   B-6
 (x)  "Share".....................................................   B-6
 (y)  "Stock Option Agreement"....................................   B-6
 (z)  "Subsidiary"................................................   B-6
SECTION 3. ADMINISTRATION.........................................   B-6
 (a)  Committee Composition.......................................   B-6
 (b)  Authority of the Committee..................................   B-6
 (c)  Indemnification.............................................   B-6
SECTION 4. ELIGIBILITY............................................   B-7
SECTION 5. SHARES SUBJECT TO PLAN.................................   B-7
 (a)  Basic Limitation............................................   B-7
 (b)  Additional Shares...........................................   B-7
 (c)  Dividend Equivalents........................................   B-7
 (d)  Limits on Options...........................................   B-7

                                                                    PAGE
                                                                    ----
SECTION 6. TERMS AND CONDITIONS OF OPTIONS........................   B-7
 (a)  Stock Option Agreement......................................   B-7
 (b)  Number of Shares............................................   B-7
 (c)  Exercise Price..............................................   B-7
 (d)  Exercisability and Term.....................................   B-7
 (e)  Modifications or Assumption of Options......................   B-8
 (f)  Transferability of Options..................................   B-8
 (g)  No Rights as Stockholder....................................   B-8
 (h)  Restrictions on Transfer....................................   B-8
SECTION 7. PAYMENT FOR OPTION SHARES..............................   B-8
 (a)  General Rule................................................   B-8
 (b)  Surrender of Stock..........................................   B-8
 (c)  Promissory Note.............................................   B-8
 (e)  Other Forms of Payment......................................   B-8
SECTION 8. PROTECTION AGAINST DILUTION............................   B-9
 (a)  Adjustments.................................................   B-9
 (b)  Participant Rights..........................................   B-9
SECTION 9. EFFECT OF A CHANGE IN CONTROL..........................   B-9
 (a)  Merger or Reorganization....................................   B-9
 (b)  Acceleration................................................   B-9
SECTION 10. LIMITATIONS ON RIGHTS.................................   B-9
 (a)  Retention Rights............................................   B-9
 (b)  Stockholders' Rights........................................   B-9
 (c)  Regulatory Requirements.....................................   B-9
SECTION 11. WITHHOLDING TAXES.....................................  B-10
 (a)  General.....................................................  B-10
 (b)  Share Withholding...........................................  B-10
SECTION 12. DURATION AND AMENDMENTS...............................  B-10
 (a)  Term of the Plan............................................  B-10
 (b)  Right to Amend or Terminate the Plan........................  B-10
SECTION 13. EXECUTION.............................................  B-10

                      FAIRCHILD SEMICONDUCTOR CORPORATION

                        2000 EXECUTIVE STOCK OPTION PLAN

                         EFFECTIVE AS OF MARCH   , 2000

SECTION 1. INTRODUCTION.

     The Company's Board of Directors adopted the Fairchild Semiconductor
Corporation 2000 Stock Option Plan on March   , 2000. The purpose of the Plan is
to provide significant long term incentives for the management team if they achieve extraordinary stockholder returns. The Plan seeks to achieve this purpose by awarding mega-grant stock options to certain executives that are exercisable after a specified number of years or earlier if certain performance goals are attained. The Plan shall be governed by, and construed in accordance with, the laws of the State of Maine (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or Stock Option Agreement.

SECTION 2. DEFINITIONS.

     (a) "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

     (b) "AWARD" means any award of an Option under the Plan.

     (c) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

     (d) "CHANGE IN CONTROL" except as may otherwise be provided in a Stock Option Agreement, means the occurrence of any of the following:

          (i) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who did not own more than 25% of the combined voting power immediately prior to such merger, consolidation or other reorganization;

          (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

          (iii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority or the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

          (v) Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (v), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

             (A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company; and

             (B) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

          A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

     (e) "CODE" means the Internal Revenue Code of 1986, as amended.

     (f) "COMMITTEE" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

     (g) "COMMON STOCK" means the Company's common stock, $0.01 par value per Share.

     (h) "COMPANY" means Fairchild Semiconductor Corporation, a Delaware corporation.

     (i) "DISABILITY" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, or which entitles the Key Employee to receive long-term disability benefits under the Company's Disability Plan.

     (j) "EMPLOYEE" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (l) "EXERCISE PRICE" means the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

     (m) "FAIR MARKET VALUE" means the market price of Shares, determined by the Committee as follows:

          (i) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the average of the high and low trading price reported by the applicable composite transactions report for such date;

          (ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the average of the high and low trading price quoted by the NASDAQ system for such date;

          (iii) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     (n) "GRANT" means any grant of an Award under the Plan.

     (o) "KEY EMPLOYEE" means an Employee who has been selected by the Committee to receive an Award under the Plan.

     (p) "NONSTATUTORY STOCK OPTION" or "NSO" means a stock option that is not an incentive stock option as defined in Code Section 422.

     (q) "OPTION" means a NSO granted under the Plan entitling the Optionee to purchase Shares.

     (r) "OPTIONEE" means an individual, estate or other entity that holds an Option.

     (s) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     (t) "PARTICIPANT" means an individual or estate or other entity that holds an Award.

     (u) "PLAN" means this Fairchild Semiconductor Corporation 2000 Executive Stock Option Plan as it may be amended from time to time.

     (v) "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (w) "SERVICE" means service as an Employee, Director, Non-Employee Director or Consultant.

     (x) "SHARE" means one share of Common Stock.

     (y) "STOCK OPTION AGREEMENT" means the agreement described in Section 6 evidencing each Grant of an Option.

     (z) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

     (a) COMMITTEE COMPOSITION. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     With respect to Awards granted to individuals subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act and Code Section 162(m).

     The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not subject to Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

     (b) AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

          (i) selecting Key Employees who are to receive Awards under the Plan;

          (ii) determining the type, number, vesting requirements and other features and conditions of such Awards;

          (iii) interpreting the Plan; and

          (iv) making all other decisions relating to the operation of the Plan.

     The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     (c) INDEMNIFICATION. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

     Only Employees shall be eligible for designation as Key Employees by the Committee.

SECTION 5. SHARES SUBJECT TO PLAN.

     (a) BASIC LIMITATION. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 3,500,000.

     (b) ADDITIONAL SHARES. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan.

     (c) DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

     (d) LIMITS ON OPTIONS. No Key Employee shall receive Options to purchase Shares during any fiscal year covering in excess of 1,500,000 Shares, subject to adjustment under Section 8.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

     (a) STOCK OPTION AGREEMENT. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options.

     (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

     (c) EXERCISE PRICE. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Stock Option Agreement may specify an Exercise Price that is greater or less than the Fair Market Value of a share of the Company's common stock on the date of grant or that varies in accordance with a predetermined formula while the NSO is outstanding.

     (d) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement, achievement of certain performance goals or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

     (e) MODIFICATIONS OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     (f) TRANSFERABILITY OF OPTIONS. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (g) NO RIGHTS AS STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

     (h) RESTRICTIONS ON TRANSFER. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. Any such restrictions shall be specified in the applicable stock option agreement.

SECTION 7. PAYMENT FOR OPTION SHARES.

     (a) GENERAL RULE. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

          (i) The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

          (ii) The Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

     (b) SURRENDER OF STOCK. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

     (c) PROMISSORY NOTE. To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

     (d) CASHLESS EXERCISE. To the extent that this section 7(d) is applicable, payment for all or any part of the Exercise Price may be made by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price.

     (e) OTHER FORMS OF PAYMENT. To the extent that this Section 7(e) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 8. PROTECTION AGAINST DILUTION.

     (a) ADJUSTMENTS. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (i) the number of Shares available for future Awards under Section 5;

          (ii) the number of Shares covered by each outstanding Award; or

          (iii) the Exercise Price under each outstanding Option.

     (b) PARTICIPANT RIGHTS. Except as provided in this Section 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. The Committee's decision on whether, and if so how, to make any such adjustment shall be final and binding on the Participant and the Company.

SECTION 9. EFFECT OF A CHANGE IN CONTROL.

     (a) MERGER OR REORGANIZATION. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

     (b) ACCELERATION. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

SECTION 10. LIMITATIONS ON RIGHTS.

     (a) RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

     (b) STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 8.

     (c) REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 11. WITHHOLDING TAXES.

     (a) GENERAL. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     (b) SHARE WITHHOLDING. If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 12. DURATION AND AMENDMENTS.

     (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. No Options shall be exercisable until such stockholder approval is obtained. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Awards made shall be null and void and no additional Awards shall be made. To the extent required by applicable law, the Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 12(b).

     (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

SECTION 13. EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

                                          FAIRCHILD SEMICONDUCTOR
                                          CORPORATION

                                          By
                                          --------------------------------------

                                          Title
                                          --------------------------------------

                                      PROXY

                                [FAIRCHILD LOGO]

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                 82 RUNNING HILL ROAD, SOUTH PORTLAND, ME 04106

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2000

         The undersigned hereby appoints KIRK P. POND and DANIEL E. BOXER, or either of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Class A Common Stock of Fairchild Semiconductor International, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Company's executive offices, 82 Running Hill Road, South Portland, Maine, on Tuesday, May 16, 2000, at 9:30 a.m., local time, or at any adjournments thereof, with all the powers the undersigned would possess, including cumulative voting rights, if then and there personally present, upon the matters described in the notice of annual meeting of stockholders and proxy statement, dated March 31, 2000, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

         The nominees for election as directors are Kirk P. Pond, Joseph R. Martin, Richard M. Cashin, Jr., Paul C. Schorr IV, Ronald W. Shelly and William
N. Stout.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.



CONTINUED AND TO BE SIGNED ON REVERSE SIDE.  SEE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR ALL PROPOSALS LISTED BELOW.

1.   ELECTION OF DIRECTORS.

     Nominees: Kirk P. Pond, Joseph R. Martin, Richard M. Cashin, Jr., Paul C. Schorr IV, Ronald W. Shelly, William N. Stout

     For all nominees [   ]                [   ] Withheld from all nominees


     [   ] __________________________________

     Withhold vote from the nominees that I/we have written on the above line, or cumulate votes as I/we have instructed on the above line.

2. PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE.

      For                 Against          Abstain
     [   ]                 [   ]            [   ]

3. PROPOSAL TO APPROVE THE FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN.

      For                 Against          Abstain
     [   ]                 [   ]            [   ]

4. PROPOSAL TO APPROVE THE FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. 2000 EXECUTIVE STOCK OPTION PLAN.

      For                 Against          Abstain
     [   ]                 [   ]            [   ]

     [   ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

     [   ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


     SIGNATURE:_______________________________    DATE: ________________